UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2014

ARDEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 0-9904	95-3163136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 S. Central Avenue, Compton, CA		90220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 638-2842

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 19, 2014 (the “Closing Date”), Arden Group, Inc. (the “Company”) completed its merger (the “Merger”) with GRCY Acquisition, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of GRCY Holdings, Inc. (“Parent”), pursuant to the Agreement and Plan of Merger, dated December 20, 2013, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment entities affiliated with TPG Capital, L.P. (“TPG”).

Item 1.01 Entry into a Material Definitive Agreement

1.          Senior Secured Credit Facilities, Security Agreement and Guaranty

Overview. On the Closing Date, in connection with the Merger, the Company and GRCY Intermediate II, Inc., a Delaware corporation (“Holdings”), entered into a credit agreement and related security and other agreements for (i) a $150 million senior secured term loan facility (the “Term Loan Facility”) and (ii) a $30 million senior secured revolving loan facility (the “Revolving Facility”, and, together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Bank of Montreal, as administrative agent and collateral agent, and BMO Capital Markets as lead arranger and lead bookrunner. In addition to borrowings upon prior notice, the Revolving Facility includes borrowing capacity of up to $15.0 million in the form of letters of credit and $7.5 million in borrowings on same-day notice, referred to as swingline loans.

The credit agreement governing the Senior Credit Facilities provides that, subject to certain conditions, the Company may request additional tranches of term loans and/or increase commitments under the Revolving Facility and/or the Term Loan Facility. Availability of such additional tranches of term loans and/or increased commitments is subject to, among other conditions, the absence of any event of default under the credit agreement governing the Senior Credit Facilities and the receipt of commitments by existing or additional financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (i) a base rate determined by reference to the highest of (1) the prime rate of Bank of Montreal, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (ii) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.00%. The applicable margin for borrowings under the Term Loan Facility is 4.25% for LIBOR borrowings and 3.25% for base rate borrowings. The initial applicable margin for borrowings under the Revolving Facility is 3.75% for LIBOR borrowings and 2.75% for base rate borrowings. The applicable margin for borrowings under the Revolving Facility will be subject to two 0.25% step-downs based on the Company’s senior secured first lien net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after the Closing Date.

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company will pay customary agency fees and a commitment fee in respect of the unutilized commitments under the Revolving Facility, which will initially be 0.50% per annum. The commitment fee will be subject to a step-down equal to 0.375% per annum based on the Company’s senior secured first lien net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after the Closing Date.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires certain mandatory prepayments of outstanding loans under the Term Loan Facility based on the Company’s annual excess cash flow, the net cash proceeds of certain asset sales and casualty and condemnation events (subject to reinvestment rights), and the net cash proceeds of any incurrence or issuance of debt not permitted under the Senior Credit Facilities, in each case subject to customary exceptions and thresholds.

Voluntary Prepayments. Voluntary prepayments of the Term Loan Facility in connection with repricing transactions on or prior to six months following the Closing Date will be subject to a call premium of 1.0%. Otherwise, all outstanding loans under the Senior Credit Facilities may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Term Loan Facility requires scheduled quarterly payments, each equal to 0.25% of the original principal amount of the loans under the Term Loan Facility made on the Closing Date, with the balance due and payable on the sixth anniversary of the Closing Date. There is no scheduled amortization of the principal amounts of the loans outstanding under the Revolving Facility. Any principal amount outstanding under the Revolving Facility is due and payable on the fifth anniversary of the Closing Date.

Guarantees and Security. The obligations of the Company under the Senior Credit Facilities are unconditionally guaranteed by the Company’s immediate parent and certain existing direct or indirect wholly-owned material domestic subsidiaries, and are required to be guaranteed by certain future direct or indirect wholly-owned material domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s immediate parent and its subsidiary guarantors, including:

• a first-priority pledge of all of the capital stock of the Company directly held by its immediate parent and a first-priority pledge of all of the capital stock, subject to certain exceptions, directly held by the Company and its subsidiary guarantors (which pledge, in the case of the capital stock of any material foreign subsidiary, is limited to 65% of the stock of any first-tier material foreign subsidiary); and

• a first-priority security interest in substantially all of the tangible and intangible assets of the Company’s immediate parent, the Company and the subsidiary guarantors.

Certain Covenants and Events of Default. The Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s subsidiaries to:

• incur additional indebtedness;

• pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

• make investments, loans and acquisitions;

• create restrictions on (i) the payment of dividends or other amounts to the Company from its restricted subsidiaries that are not guarantors and (ii) the ability of the Company, its immediate parent and its subsidiary guarantors to incur liens on property for the benefit of the lenders;

• engage in transactions with its affiliates;

• sell assets, including capital stock of its subsidiaries;

• materially alter the business it conducts;

• consolidate or merge;

• incur liens; and

• prepay or amend any junior lien, unsecured (including the Notes, as defined below) or subordinated debt.

The Company’s immediate parent is not generally subject to the negative covenants under the Senior Credit Facilities, but is subject to a passive holding company covenant that will limit its ability to engage in certain activities.

In addition, the credit agreement governing the Senior Credit Facilities requires the Company to comply with a maximum total net leverage ratio financial maintenance covenant. The breach of this covenant is subject to certain equity cure rights. The credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon a change of control).

2.          Purchase Agreement and the Senior Notes due 2022

On the Closing Date, in connection with the Merger, Merger Sub, as the initial issuer, the Company, Holdings, and certain of the Company’s subsidiaries entered into a note purchase agreement (the “Purchase Agreement”) with the holders specified therein, pursuant to which (i) the Company’s 10.50% senior notes due 2022 were issued in an aggregate principal amount of $75 million (the “Notes”), and (ii) the Company’s immediate parent and its subsidiaries, subject to certain exceptions, guaranteed the Notes on a senior unsecured basis. The Notes bear interest at a rate of 10.50% per annum, and interest is payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2014. The Notes mature on February 19, 2022.

The Company may redeem the Notes, in whole or in part, at any time on and after a date set forth in the Purchase Agreement at redemption prices as set forth in the Purchase Agreement, plus accrued and unpaid interest, if any, to the redemption date. At any time prior to such date set forth in the Purchase Agreement, the Company may redeem the Notes, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount plus an “applicable premium” as set forth in the Purchase Agreement and accrued and unpaid interest, if any, to the redemption date.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated in right of payment thereto. The Notes will be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to (i) the Company’s existing and future secured indebtedness, including the Senior Credit Facilities described above, to the extent of the value of the collateral securing such indebtedness and (ii) all existing and future liabilities of the Company’s non-guarantor subsidiaries.

Upon certain change of control events, each holder may require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. To the extent not used to pay, prepay, purchase or redeem secured indebtedness (including the Senior Credit Facilities), the Purchase Agreement requires certain mandatory offers to repurchase the Notes at par with the net cash proceeds of certain asset sales and casualty and condemnation events (subject to reinvestment rights), subject to customary exceptions and thresholds.

The Purchase Agreement contains certain customary representations and warranties and provisions relating to events of default. The Purchase Agreement also contains certain customary affirmative and negative covenants substantially similar to, with certain exceptions, those under the Senior Credit Facilities, except the Notes are not subject to a financial maintenance covenant.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated the commitments under its unsecured revolving credit agreement, dated as of November 1, 2011, among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, and repaid all obligations thereunder in full, except certain letters of credit backstopped under the Revolving Facility.

On the Closing Date, Arden-Mayfair, Inc. (formerly known as Arden Farms Co.), a Delaware corporation (“Arden-Mayfair”), a direct wholly-owned subsidiary of the Company, provided notice of redemption to the holders of their 7% Subordinated Income Debentures due September 1, 2014 (the “Debentures”) to pay and discharge all of the Debentures outstanding on March 21, 2014 at a redemption price equal to the principal amount of the Debentures to be redeemed plus accrued and unpaid interest. Upon (i) providing notice of redemption to holders of the Debentures and (ii) deposit with the trustee of the entire amount sufficient to pay upon redemption all Debentures not theretofore cancelled or delivered for cancellation (including principal and interest due or to become due to the applicable redemption date), and all other sums payable under the Debentures by Arden-Mayfair, the indenture, dated September 1, 1964, between Arden-Mayfair and U.S. Bank National Association (as successor-in-interest to Security Pacific National Bank and Security First National Bank), as trustee, pursuant to which the Debentures were issued, will be discharged and be of no further force and effect (except with respect to certain provisions that by the terms of such indenture expressly survive the termination of such indenture).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, each share of Class A Common Stock, par value $0.25 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $126.50 per share in cash, without interest and less any applicable withholding taxes. Following the Merger, on the Closing Date, the Company notified NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove the Common Stock from listing on NASDAQ and requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Common Stock on NASDAQ was suspended before the opening of trading on February 19, 2014. The Company will file with the Securities and Exchange Commission a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $126.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger on the Closing Date, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned indirect subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $388 million. The funds used to consummate the Merger and pay related fees and expenses were from equity contributions by affiliates of TPG and certain co-investors, proceeds received in connection with debt financing provided by third party lenders as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 8.01 Other Events.

The descriptions of the Merger and the transactions related to the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 27, 2013, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEN GROUP, INC.

By:	/s/ Laura Neumann
Name:	Laura Neumann
Title:	Chief Financial Officer

Date: February 25, 2014